UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in is charter)

Colorado	0-14749	84-0910696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 28, 2014, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into stock purchase agreements with Franklin Crail, the Company’s Chief Executive Officer, President and Chairman of the Board, pursuant to which the Company is purchasing 25,000 shares of the Company’s common stock from Mr. Crail (the “Stock Purchase Agreements”) at $11.74 per share, which represents a 3% discount to the closing price of the Company’s common stock on the Nasdaq Stock Market on October 28, 2014.  The Stock Purchase Agreements contain customary representations, warranties and covenants.  As Mr. Crail is a related party; these transactions were reviewed and approved by the independent members of the Company’s Board of Directors.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated October 28, 2014, between Rocky Mountain Chocolate Factory, Inc. and Franklin E. Crail.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: October 29, 2014	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer,
Chief Financial Officer, Treasurer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated October 28, 2014, between Rocky Mountain Chocolate Factory, Inc. and Franklin E. Crail.